 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1998

                                                     REGISTRATION NO. 333-57165
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                         CENTAUR PHARMACEUTICALS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         DELAWARE                    2384                    77-030431
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
     INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)

                              484 OAKMEAD PARKWAY
                          SUNNYVALE, CALIFORNIA 94086
                                (408) 822-1600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JOSEPH L. TURNER
                            CHIEF FINANCIAL OFFICER
                         CENTAUR PHARMACEUTICALS, INC.
                              484 OAKMEAD PARKWAY
                          SUNNYVALE, CALIFORNIA 94086
                                (408) 822-1600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
         BARRY J. KRAMER, ESQ.                  STEPHAN HUTTER, ESQ.
        DAVID K. MICHAELS, ESQ.                  SHEARMAN & STERLING
           JODY HUCKO, ESQ.                  BOCKENHEIMER LANDSTRASSE 55
        JAMES M. HACKETT, ESQ.                 60325 FRANKFURT AM MAIN
          FENWICK & WEST LLP                      (49 69) 97107 230
         TWO PALO ALTO SQUARE
      PALO ALTO, CALIFORNIA 94306
            (650) 494-0600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses to be paid by the Company in connection with the sale of the shares of Common Stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

      Securities and Exchange Commission registration fee........... $   27,878
      Reimbursement of Managers' expenses(*)........................    400,000
      Accounting fees and expenses..................................    225,000
      Legal fees and expenses.......................................    550,000
      Investor relations fees and expenses..........................    450,000
      Road show expenses............................................     75,000
      Transfer agent and registrar fees and expenses................     10,000
      Miscellaneous.................................................     12,122
                                                                     ----------
          Total..................................................... $1,750,000
                                                                     ==========

--------
* Pursuant to the U.S. Underwriting Agreement and the International Underwriting Agreement, the Managers have agreed to pay certain costs and expenses of this offering, including the Swiss Exchange listing fee, printing and engraving expenses and blue sky fees and expenses. The Company has agreed to reimburse the Managers for these and certain other expenses, up to CHF 600,000 ($400,000 based on an exchange rate of $0.6667 per Swiss franc).

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

  As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may indemnify its other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Bylaws are not exclusive, (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Registrant may not retroactively amend its Bylaws provisions relating to indemnity.

  The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the Indemnity Agreement, (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement, (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws, (iv) on account of conduct by a director which is finally adjudged to have been in bad faith or conduct that the director did not reasonably believe to be in, or not opposed to, the best interests of the Registrant, (v) on account of any criminal action or proceeding arising out of conduct that the director had reasonable cause to believe was unlawful or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

  The indemnity agreement also provides for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. Contribution is not allowed in connection with a Section 16(b) judgment, an adjudication of bad faith or conduct that a director or executive officer did not reasonably believe to be in, or not opposed to, the best interests of the Registrant or a proceeding arising out of conduct a director or executive officer had reasonable cause to believe was unlawful.

  The indemnity agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnity agreement or otherwise, to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law or otherwise.

  The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

  As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, expects to purchase director and officer liability insurance.

  See also the undertakings set out in response to Item 17.

  Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                               DOCUMENT                          EXHIBIT NUMBER
                               --------                          --------------
      U.S. Underwriting Agreement...............................      1.01
      International Underwriting Agreement......................      1.02
      Registrant's Restated Certificate of Incorporation........      3.01
      Form of Registrant's Amended and Restated Certificate of
       Incorporation to be filed immediately following the
       offering.................................................      3.02
      Registrant's Bylaws.......................................      3.03
      Third Amended and Restated Investors' Rights Agreement,
       dated as of February 14, 1997............................      4.02
      Form of Indemnification Agreement.........................     10.05

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The following table sets forth information regarding all securities sold by the Registrant since July 1, 1995.

                                                                    AGGREGATE PURCHASE
                           DATE OF        TITLE OF       NUMBER OF   PRICE AND FORM OF
  CLASS OF PURCHASERS      SALE(S)      SECURITIES(1)    SECURITIES    CONSIDERATION
  -------------------     ---------- ------------------- ---------- -------------------
Neil Solomon and Andrew      2/15/96 Common Stock            2,730  Issued in
Newcorn.................                                            connection with
                                                                    consulting services
                                                                    rendered

Prospektiva Investments.     8/12/96 Warrant to purchase    10,000  Issued in
                                     Common Stock at                connection with
                                     $3.00 per share                consulting services
                                                                    rendered
52 unaffiliated
purchasers and the
following purchasers
that were then officers,
directors and their
affiliates, and greater
than 5% stockholders:
Paul F. Glenn, Trustee,
Paul F. Glenn Revocable
Trust; Glenn Foundation
for Medical Research;
Brian D. Frenzel; Selvi
Vescovi; Charter
Ventures II, L.P.; Menlo
Ventures IV, L.P.;
Oklahoma Medical
Research Foundation; and
Dillon, Read & Co. Inc.,
as agent................  2/14/97 to Series D Preferred  2,200,000  $16,500,000 cash
                          10/3/97    Stock

Prospektiva Investments.  9/19/97    Warrant to purchase    10,000  Issued in
                                     Common Stock at                connection with
                                     $3.00 per share                consulting services
                                                                    rendered

Hans-Jurg Buss..........  2/14/98    Warrant to purchase    10,000  Issued in
                                     Common Stock at                connection with
                                     $4.00 per share                consulting services
                                                                    rendered

Steinar Engelsen........  2/14/98    Warrant to purchase     5,000  Issued in
                                     Common Stock at                connection with
                                     $4.00 per share                consulting services
                                                                    rendered
149 officers, directors,
employees
and/or consultants......  7/1/95 to  Options to purchase 1,344,979  Options granted for
                          7/17/98    Common Stock under             no cash
                                     the 1993 Equity                consideration
                                     Incentive Plan.
                                     Exercise prices
                                     range from $0.30 to
                                     $10.00 per
                                     share.(2)
27 officers, directors,
employees
and/or consultants......  7/1/95 to  Common Stock(3)       514,550  $97,576 cash (upon
                          6/30/98                                   exercise of stock
                                                                    options with
                                                                    exercise prices
                                                                    ranging from $0.10
                                                                    to $4.00 per share)

Private Equity Bridge
Invest Ltd..............  7/13/98    Common Stock           26,550  $51,109 cash (upon
                                                                    exercise of a
                                                                    warrant with
                                                                    exercise price of
                                                                    $1.925 per share)

Aberlyn Holding Company,
Inc.....................  7/23/98    Common Stock            5,695  $10,963 in Common
                                                                    Stock of the
                                                                    Company (upon net
                                                                    exercise of a
                                                                    warrant with
                                                                    exercise price of
                                                                    $1.925 per share)

--------
(1) Unless otherwise noted, all sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The securities were sold to a limited number of people with no general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment who represented to the Registrant that the shares were being acquired for investment.
(2) With respect to the grant of stock options, exemptions from registration under the Securities Act were unnecessary in that none of such transactions involved a "sale" of securities as such term is used in
    Section 2(3) of the Securities Act.
(3) All sales of Common Stock pursuant to the exercise of stock options granted under the Registrant's stock option plan were made pursuant to the exemption from the registration requirements of the Securities Act afforded by Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan or a written contract relating to compensation.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed herewith:

  EXHIBIT
  NUMBER                               EXHIBIT TITLE
  -------                              -------------
  1.01     --U.S. Underwriting Agreement.*
  1.02     --International Underwriting Agreement.*
  3.01     --Registrant's Restated Certificate of Incorporation.
  3.02     --Form of Registrant's Amended and Restated Certificate of Incorpo-
              ration to be filed immediately following the offering.**
  3.03     --Registrant's Bylaws.
  4.01     --Form of Specimen Certificate for Registrant's Common Stock.
  4.02     --Third Amended and Restated Investors' Rights Agreement, dated as of February 14, 1997.**
  4.03     --Amendment to Third Amended and Restated Investors' Rights Agree-
              ment and Third Amended and Restated Voting Agreement and Approval
              of Election of Director, dated as of June 9, 1998.**
  5.01     --Opinion of Fenwick & West LLP regarding legality of the securities being registered.*
 10.01     --Registrant's 1993 Equity Incentive Plan, as amended.**
 10.02     --Registrant's 1998 Equity Incentive Plan.**
 10.03     --Registrant's 1998 Directors Stock Option Plan.**
 10.04     --Registrant's 1998 Employee Stock Purchase Plan.**
 10.05     --Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers.**
 10.06     --Master Loan and Security Agreement between Registrant and Finova
              Technology Finance, Inc., dated as of November 3, 1997; Loan and
              Security Agreement No. 1 dated April 22, 1998 between Registrant and Finova Technology Finance, Inc.; Commitment Letter between the Registrant and Finova Technology Finance, Inc., dated as of
              October 7, 1997 (as revised on December 23, 1997), as amended
              April 20, 1998; Leasehold Deeds of Trust dated November 3, 1997 executed by the Registrant; Promissory Note dated April 22, 1998 executed by Registrant.**
 10.07     --Lease for 484 Oakmead Parkway, Sunnyvale, CA dated February 25,
              1993, as amended August 18, 1995.**
 10.08     --Sublease for additional space at 484 Oakmead Parkway, Sunnyvale,
              CA dated March 22, 1995.**
 10.09     --Lease for 1220 Memorex Drive, Suite 100, Santa Clara, CA dated
              February 12, 1997.**
 10.10     --Lease for 1220 Memorex Drive, Suites 200 and 300, Santa Clara, CA
              dated June 12, 1997.**
 10.11     --License with UKRF and OMRF dated July 15, 1992.+**
 10.12     --First Amendment to License with UKRF and OMRF dated June 29,
              1995.+**
 10.13     --Development, License and Marketing Agreement with Astra AB dated
              June 26, 1995.+**
 10.14     --Supply Agreement with Astra AB dated June 26, 1995.+**
 10.15     --Amendments to Development, License and Marketing Agreement with
              Astra AB dated July 8, 1997 and October 7, 1997.**
 10.16     --Development, Patent and Trademark/Know-How Licensing and Supply
              Agreement-- CPI-1189 with H. Lundbeck A/S dated October 31, 1996, as amended as of October 31, 1996.+**
 10.17     --Employment Agreement with Brian D. Frenzel dated December 1, 1993, and associated Stock Option Agreements.**
 10.18     --License Agreement dated January 15, 1998 between Registrant and
              Cutanix Corporation.+**

  EXHIBIT
  NUMBER                            EXHIBIT TITLE
  -------                           -------------
 10.19     --Services and Supply Agreement dated January 15, 1998 between
              Registrant and Cutanix Corporation.+**
 10.20     --Stockholders' Agreement dated January 15, 1998 by and among
              Cutanix Corporation and certain stockholders of Cutanix
              Corporation.
 10.21     --License Agreement dated January 1, 1998 by and among OMRF and
              Registrant.+
 23.01     --Consent of Fenwick & West LLP (included in Exhibit 5.01).*
 23.02     --Consent of Ernst & Young LLP, independent auditors.**
 24.01     --Power of Attorney (see Page II-6 of this Registration State-
              ment).**
 27.01     --Amended Financial Data Schedule.**
 27.02     --Financial Data Schedule.**

--------
*  To be supplied by amendment.
** Previously filed.
+ Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

  (b) The following financial statement schedule is filed herewith:

                Schedule II--Valuation and Qualifying Accounts

  Other financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes to provide to the Managers at the closing specified in the Purchase Agreement certificates in such denominations and registered in such names as required by the Managers to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SUNNYVALE, STATE OF CALIFORNIA, ON THE 20TH DAY OF AUGUST, 1998.

                                          CENTAUR PHARMACEUTICALS, INC.

                                                 /s/ JOSEPH L. TURNER
                                          By: _________________________________
                                              Joseph L. TurnerChief Financial
                                             Officer, Treasurer and Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                NAME                             TITLE                    DATE
                ----                             -----                    ----
Principal Executive Officer:

                 *                   President, Chief Executive     August 20, 1998
____________________________________  Officer and a Director
          Brian D. Frenzel


Principal Financial Officer and
Principal Accounting Officer:

       /s/ Joseph L. Turner          Chief Financial Officer,       August 20, 1998
____________________________________  Treasurer and Secretary
          Joseph L. Turner

Additional Directors:

                 *                   Director                       August 20, 1998
____________________________________
           John M. Carney

                 *                   Director                       August 20, 1998
____________________________________
          Mark R. Collins

                 *                   Director                       August 20, 1998
____________________________________
          Graham K. Crooke

                 *                   Director                       August 20, 1998
____________________________________
         Charles R. Engles

                 *                   Director                       August 20, 1998
____________________________________
        Steinar J. Engelsen

                 *                   Director                       August 20, 1998
____________________________________
           Selvi Vescovi

  *By: /s/ Joseph L. Turner
____________________________________
          Joseph L. Turner
          Attorney-in-fact

                         CENTAUR PHARMACEUTICALS, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                         ADDITIONS
                                    --------------------
                         BALANCE AT   CHARGED    CHARGED            BALANCE AT
                         BEGINNING    TO COSTS   AGAINST              END OF
                          OF YEAR   AND EXPENSES REVENUE DEDUCTIONS    YEAR
                         ---------- ------------ ------- ---------- ----------
Year ended December 31,
 1997 deducted from
 asset account:
 Allowance for doubtful
  accounts..............  $     0     $    --    $1,600    $    0     $1,600
                          =======     =======    ======    ======     ======
Year ended December 31,
 1996 deducted from
 asset account:
 Allowance for doubtful
  accounts..............  $     0     $    --    $   --    $   --     $    0
                          =======     =======    ======    ======     ======
Year ended December 31,
 1995 deducted from
 asset account:
 Allowance for doubtful
  accounts..............  $     0     $    --    $   --    $   --     $    0
                          =======     =======    ======    ======     ======

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                            EXHIBIT TITLE
  -------                           -------------
  1.01     --U.S. Underwriting Agreement.*
  1.02     --International Underwriting Agreement.*
  3.01     --Registrant's Restated Certificate of Incorporation.
  3.02     --Form of Registrant's Amended and Restated Certificate of In-
              corporation to be filed immediately following the offer-
              ing.**
  3.03     --Registrant's Bylaws.
  4.01     --Form of Specimen Certificate for Registrant's Common Stock.
  4.02     --Third Amended and Restated Investors' Rights Agreement,
              dated as of February 14, 1997.**
  4.03     --Amendment to Third Amended and Restated Investors' Rights
              Agreement and Third Amended and Restated Voting Agreement
              and Approval of Election of Director, dated as of June 9,
              1998.**
  5.01     --Opinion of Fenwick & West LLP regarding legality of the se-
              curities being registered.*
 10.01     --Registrant's 1993 Equity Incentive Plan, as amended.**
 10.02     --Registrant's 1998 Equity Incentive Plan.**
 10.03     --Registrant's 1998 Directors Stock Option Plan.**
 10.04     --Registrant's 1998 Employee Stock Purchase Plan.**
 10.05     --Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers.**
 10.06     --Master Loan and Security Agreement between Registrant and
              Finova Technology Finance, Inc., dated as of November 3,
              1997; Loan and Security Agreement No. 1 dated April 22,
              1998 between Registrant and Finova Technology Finance,
              Inc.; Commitment Letter between the Registrant and Finova
              Technology Finance, Inc., dated as of October 7, 1997 (as
              revised on December 23, 1997), as amended April 20, 1998;
              Leasehold Deeds of Trust dated November 3, 1997 executed by the Registrant; Promissory Note dated April 22, 1998 exe-
              cuted by Registrant.**
 10.07     --Lease for 484 Oakmead Parkway, Sunnyvale, CA dated February
              25, 1993, as amended August 18, 1995.**
 10.08     --Sublease for additional space at 484 Oakmead Parkway, Sunny-
              vale, CA dated March 22, 1995.**
 10.09     --Lease for 1220 Memorex Drive, Suite 100, Santa Clara, CA
              dated February 12, 1997.**
 10.10     --Lease for 1220 Memorex Drive, Suites 200 and 300, Santa
              Clara, CA dated June 12, 1997.**
 10.11     --License with UKRF and OMRF dated July 15, 1992.+**
 10.12     --First Amendment to License with UKRF and OMRF dated June 29,
              1995.+**
 10.13     --Development, License and Marketing Agreement with Astra AB dated June 26, 1995.+**
 10.14     --Supply Agreement with Astra AB dated June 26, 1995.+**
 10.15     --Amendments to Development, License and Marketing Agreement
              with Astra AB dated July 8, 1997 and October 7, 1997.**
 10.16     --Development, Patent and Trademark/Know-How Licensing and
              Supply Agreement-- CPI-1189 with H. Lundbeck A/S dated Oc-
              tober 31, 1996, as amended as of October 31, 1996.+**
 10.17     --Employment Agreement with Brian D. Frenzel dated December 1,
              1993, and associated Stock Option Agreements.**
 10.18     --License Agreement dated January 15, 1998 between Registrant and Cutanix Corporation.+**

  EXHIBIT
  NUMBER                            EXHIBIT TITLE
  -------                           -------------
 10.19     --Services and Supply Agreement dated January 15, 1998 between
              Registrant and Cutanix Corporation.+**
 10.20     --Stockholders' Agreement dated January 15, 1998 by and among
              Cutanix Corporation and certain stockholders of Cutanix
              Corporation.
 10.21     --License Agreement dated January 1, 1998 by and among OMRF and
              Registrant.+
 23.01     --Consent of Fenwick & West LLP (included in Exhibit 5.01).*
 23.02     --Consent of Ernst & Young LLP, independent auditors.**
 24.01     --Power of Attorney (see Page II-6 of this Registration State-
              ment).**
 27.01     --Amended Financial Data Schedule.**
 27.02     --Financial Data Schedule.**

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*  To be supplied by amendment.
** Previously filed.
+ Confidential treatment is being sought with respect to certain portions of this agreement. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.